UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2008

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 2, 2008, the Board of Directors ("Board") of the FHLBNY voted to appoint Mr. Thomas M. O'Brien, President and Chief Executive Officer of FHLBNY member State Bank of Long Island, Jericho, New York, to fill the unexpired term of former FHLBNY Director Carl A. Florio from the period April 3, 2008 through and including December 31, 2008.

The appointment of Mr. O'Brien by the FHLBNY's Board took place in accordance with the rules governing the filling of vacancies of elective directorships contained in the Federal Home Loan Bank Act.

At the time of this filing, Mr. O'Brien has not been named to serve on any committee of the Board, and whether Mr. O'Brien is expected to be named to serve on any committee of the Board has not been determined as of the time of this filing.

Information about the compensation of FHLBNY Directors for 2008 can be found in the tables entitled "Director Meeting Fees - 2008" and "Director Annual Compensation Limits - 2008" located in Item 11 of the Bank's Annual Report on Form 10-K filed on March 28, 2008.

Information about Mr. O'Brien was also included in the FHLBNY's President's Report dated April 3, 2008. A copy of the President's Report is attached as Exhibit 99.1 to this Form 8-K.

Item 8.01 Other Events.

Each month, the President of the FHLBNY issues a ‘Report from the President’ (the "Report") to each shareholder. The President's Report may contain information that may be important to security holders. A copy of the President's Report to shareholders for the month of March 2008 issued on April 3, 2008 is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 FHLBNY President's Report, dated April 3, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

April 3, 2008	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	FHLBNY President's Report, dated April 3, 2008.